EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ironclad Performance Wear Corporation
2201 Park Place, Suite 101
El Segundo, CA 90245

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 13, 2013, relating to the consolidated financial statements of Ironclad Performance Wear Corporation, appearing in the Company’s Annual Report on Form 10-K for the years ended December 31, 2012 and 2011.

/s/  EFP Rotenberg, LLP
EFP Rotenberg, LLP
Rochester, New York
June 10, 2013